Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SIGA TECHNOLOGIES, INC.

A DELAWARE CORPORATION

As in effect on April 12, 2016

ARTICLE I

OFFICES

The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

These Amended and Restated By-laws have been adopted and are being filed pursuant to the Third Amended Chapter 11 Plan of the Corporation, dated April 7, 2016 (the “Plan”) as confirmed by Order of the United States Bankruptcy Court for the Southern District of New York, dated April 8, 2016 (the “Confirmation Order”).

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1           PLACE OF MEETING. Meetings of stockholders may be held at such place or solely by means of remote communication or otherwise, as may be designated by the Board from time to time.

2.2           ANNUAL MEETING; STOCKHOLDER PROPOSALS.

(A)          A meeting of stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board from time to time and, at which meeting, the directors shall be elect by plurality vote.

(B)           At an annual meeting of the stockholders, only business (other than business relating to the nomination or election of Directors which is governed by Section 3.3) that has been properly brought before the stockholder meeting in accordance with the procedures set forth in this Section 2.2 shall be conducted. To be properly brought before a meeting of stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder who (a) was a stockholder of record of the Corporation when the notice required by this Section 2.2 is delivered to the Secretary and at the time of the meeting, (b) is entitled to vote at the meeting and (c) complies with the notice and other provisions of this Section 2.2. Subject to Section 2.2(L), and except with respect to nominations or elections of Directors, which are governed by Section 3.3, Section 2.2(B)(ii) is the exclusive means by which a stockholder may bring business before a meeting of stockholders. Any business brought before a meeting in accordance with Section 2.2(B)(ii) is referred to as “Stockholder Business”.

(C)           Subject to Section 2.2(L), at any annual meeting of stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Corporation’s office, addressed to the Secretary, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, the notice by the stockholder to be timely must be received (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(D)          The Notice of Business must set forth:

(i)            the name and record address of each stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii)           the name and address of any Stockholder Associated Person;

(iii)          as to each Proponent and any Stockholder Associated Person, (a) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (b) the date such shares of stock were acquired, (c) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”) and (e) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation. The information specified in Section 2.2(D)(i) to (iii) is referred to herein as “Stockholder Information”;

(iv)          a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business,

(v)           a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vi)          any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(vii)         a representation as to whether the Proponent intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (b) otherwise to solicit proxies from stockholders in support of such Stockholder Business;

(viii)        all other information that would be required to be filed with the Securities and Exchange Commission (“SEC”) if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(ix)           a representation that the Proponents shall provide any other information reasonably requested by the Corporation.

(E)           The Proponents shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(F)           In addition, the Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Business or at the Corporation’s request pursuant to Section 2.2(E) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, (ii) the date that is ten calendar days before the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting and (iii) the date that is the later of ten business days before the meeting or any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Corporation’s office, addressed to the Secretary, by no later than (x) five business days after the applicable date specified in clause (i) or (ii) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(G)          The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(H)          If the Proponent (or a Qualified Representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(I)           “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(J)           “Stockholder Associated Person” means with respect to any stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner.

(K)          “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(L)           The notice requirements of this Section 2.2 shall be deemed satisfied with respect to stockholder proposals that have been properly brought under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 2.2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

2.3           SPECIAL MEETINGS.

(A)          Special meetings of stockholders may be called at any time by the Board and may not be called by any other person or persons.

(B)          The Board shall call a special meeting of stockholders at the written request of stockholders that own of record not less than 10% of the capital stock of the Corporation entitled to vote generally in the election of directors and which request complies with the procedures set forth herein for calling a special meeting of stockholders.

(C)          A stockholder request for a special meeting shall state the purpose or purposes of the proposed meeting, be directed and delivered to the Secretary and shall be signed and dated by each stockholder, or Qualified Representative of such stockholder, requesting the special meeting and shall be accompanied by the information described in Sections 2.2(D) and 3.3(C), as applicable, and assuming each such requesting stockholder has made a proposal or director nomination, as applicable, thereunder, as to any business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholders requesting the special meeting, which accompanying information shall be true and correct as of the date of the request. The requesting stockholders shall further update and supplement such accompanying information, if necessary, so that such accompanying information shall be true and correct as of the record date for such special meeting. A special meeting requested by stockholders shall be held on such date and at such time and place as shall be determined by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (ii) the Board has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholders’ request or (iii) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board) was held not more than 90 days before the request to call the special meeting was received by the Secretary.

(D)          A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation there are un-revoked requests from stockholders holding of record in the aggregate less than the requisite number of shares of capital stock entitling such stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, or if the stockholders who submitted the request for the special meeting do not own of record, at the time of the special meeting, not less than 10% of the capital stock of the Corporation entitled to vote generally in the election of directors, the Corporation need not present such nominations or other business for a vote at such meeting.

(E)           Business transacted at all special meetings shall be confined to the matters stated in the notice of special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders.

(F)           Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3; provided, however, that any references in this Section 2.3 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business or nominations to be considered pursuant to this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-laws.

2.4           RECORD DATE.

(A)          For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than ten days before the date of such meeting. The Notice Record Date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). Subject to Section 2.13, for the purposes of determining the stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten days after the date on which the record date was fixed by the Board. For the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action.

(B)          Subject to Section 2.13, if no such record date is fixed:

(i)            The record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii)           When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

2.5           NOTICE OF MEETINGS OF STOCKHOLDERS. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than ten nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.4(B)(iii) hereof and shall give notice of such adjourned meeting to each stockholder entitled to vote at such meeting as of the Notice Record Date.

2.6           WAIVERS OF NOTICE. Whenever the giving of any notice to stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

2.7           LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete, alphabetical list of the stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list may be examined by any stockholder, at the stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.8           QUORUM OF STOCKHOLDERS; ADJOURNMENT. Except as otherwise provided by these By-laws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders, shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9           VOTING; PROXIES.

(A)          At any meeting of stockholders, all matters other than the election of directors (which shall be governed by Section 3.2), except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.

(B)          Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.10        VOTING PROCEDURES AND INSPECTORS AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (A) ascertain the number of shares outstanding and the voting power of each, (B) determine the shares represented at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11        CONDUCT OF MEETING; ADJOURNMENT. The Board may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At each meeting of stockholders, the CEO or, in the absence of the CEO, the Chairman or, if there is no Chairman or if there be one and the Chairman is absent, a Vice President and, in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present, (C) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (D) restrictions on entry to the meeting after the time fixed for the commencement thereof and (E) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

2.12             ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

2.13         NO ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. No action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote. Notwithstanding the foregoing, after such time, if any, that the New Common Stock (as defined in the Plan) is issued to PharmAthene, Inc. as provided in the Plan, then any action may be taken by the stockholders of the Corporation by written consent without a stockholders’ meeting.

ARTICLE III

DIRECTORS

3.1           NUMBER, TENURE AND QUALIFICATIONS. The number of directors which shall constitute the whole board shall be such number of members, not less than One (1) nor more than Nine (9), as the board of directors may from time to time determine by resolution. The directors shall be elected at the annual meeting of the stockholders, except as provided in section 3.2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

3.2           VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

3.3           NOMINATIONS OF DIRECTORS.

(A)           Subject to Section 3.3(K), only persons who are nominated in accordance with the procedures set forth in this Section 3.3 are eligible for election as Directors.

(B)           Nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder who (a) was a stockholder of record of the Corporation when the notice required by this Section 3.3 is delivered to the Secretary and at the time of the meeting, (b) is entitled to vote for the election of Directors at the meeting and (c) complies with the notice and other provisions of this Section 3.3. Subject to Section 3.3(K), Section 3.3(B)(ii) is the exclusive means by which a stockholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.3(B)(ii) are referred to as “Stockholder Nominees”. A stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder”.

(C)           Subject to Section 3.3(K), all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Corporation’s offices, addressed to the attention of the Secretary, by the following dates:

(i)            in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (a) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (b) no annual meeting was held during the prior year, the notice by the stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure and

(ii)           in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of stockholders, no earlier than 120 days before and no later than the later of 90 days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

(D)          Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Corporation’s office, addressed to the attention of the Secretary, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(E)           no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(F)           The Notice of Nomination shall set forth:

(i)            the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person;

(ii)           a representation that each stockholder nominating a Stockholder Nominee is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii)          all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement reasonably requested by the Corporation;

(iv)          a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v)           a representation as to whether the Nominating Stockholders intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;

(vi)          all other information that would be required to be filed with the SEC if the Nominating Stockholders and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(vii)         a representation that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation.

(G)          The Nominating Stockholders shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(H)          In addition, the Nominating Stockholder shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or at the Corporation’s request pursuant to Section 3.3(G) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, (ii) the date that is ten calendar days before the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting (in the case of an annual meeting) or 50 days before the date of the meeting (in the case of a special meeting) and (iii) the date that is ten business days before the date of the meeting or any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Corporation’s office, addressed to the Secretary, by no later than (x) five business days after the applicable date specified in clause (i) or (ii) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(I)           The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Section 3.3, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(J)           If the stockholder (or a qualified representative of the stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(K)          Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

3.4           GENERAL POWERS. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

3.5           MEETINGS. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

3.6           FIRST MEETING. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix that time or place of such first meeting of the newly elected board of directors, or in event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.7           REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.8           SPECIAL MEETINGS. Special meetings of the board of directors may be called by the president on two days’ notice to each director, either personally or by mail or by electronic mail; special meetings shall be called by the president or the secretary in a like manner and on like notice on the written request of two directors.

3.9           QUORUM. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.10         BOARD ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.11         PARTICIPATION BY CONFERENCE TELEPHONE. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.12         COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the board of directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all the papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the by-laws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

3.13         MEETING MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

3.14         COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

4.1           WRITTEN NOTICE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice shall be in writing and shall be given in person or by mail to such director or stockholder. If mailed, such notice shall be addressed to such director or stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by electronic mail. If notice be given by electronic mail, such notice shall be deemed to be delivered when the electronic mail is sent.

4.2           WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

5.1           NUMBER. The officers of the corporation shall be chosen by the board of directors and shall be a president and chief executive officer, a treasurer and a secretary. The board of directors may also choose vice-presidents, and one or more assistant treasurers and assistant secretaries. The board of directors may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

5.2           ELECTION AND TERM OF OFFICE. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a treasurer and a secretary. The officers of the corporation shall hold office until their successors are chosen and qualify.

5.3           REMOVAL. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.

5.4           VACANCIES. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.5           SALARIES. The salaries of all officers of the corporation shall be fixed by the board of directors.

5.6           THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation; the president shall vote all shares of stock of any other corporation standing in the name of this corporation except where the voting thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation; and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the board of directors from time to time.

5.7           THE VICE-PRESIDENTS. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president, if one shall be elected (or in the event there be more than one vice-president, the vice- presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.8           THE TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

5.9           THE SECRETARY. The secretary shall: (a) keep the minutes of the stockholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

5.10         THE ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the board of directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors, and in the event of the absence, inability or refusal to act of the treasurer or the secretary, the assistant treasurers and assistant secretaries (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the treasurer or the secretary, respectively.

ARTICLE VI

INTERESTED DIRECTORS AND OFFICERS

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(A)          The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(B)          The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders without counting the vote of any stockholder who is an interested director; or

(C)          The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

The common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1           RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding because he or she is an Indemnified Person, shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

Notwithstanding the foregoing, except with respect to indemnification specified in section 7.3 of this Article, the corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

For purposes of this Article:

(A)          a “Proceeding” is, whether pending or threatened, an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

(B)          an “Indemnified Person” is a person who is, was, or had agreed to become a director or an officer or a Delegate, as defined herein, of the corporation or the legal representative of any of the foregoing and, in each case, served in such capacity on the Commencement Date (as defined in the Plan) as confirmed by Order of the United States Bankruptcy Court for the Southern District of New York, dated April 8, 2016) or at any time thereafter; and

(C)          a “Delegate” is a person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise.

7.2           EXPENSES. Expenses, including attorneys’ fees, incurred by a person indemnified pursuant to section 7.1 of this Article in defending or otherwise being involved in a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by section 7.3 of this Article, the corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the board of directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

7.3           PROTECTION OF RIGHTS. If a claim under section 7.1 of this Article is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to section 7.2 of this Article have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

7.4           MISCELLANEOUS.

(A)          Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

(B)          Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The corporation may enter into contracts with any director, officer or Delegate of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article.

(C)          Contractual Nature. The provisions of this Article shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate, and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person’s entitlement to the advancement of expenses or indemnification under this Article for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

(D)          Severability. If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

ARTICLE VIII

CERTIFICATES OF STOCK

8.1           CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or register who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

8.2           LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

8.3           TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

8.4           FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

8.5           REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

GENERAL PROVISIONS

9.1           DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.2           CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.3           FISCAL YEAR. The fiscal year of the corporation shall end on the last day of December in each year.

9.4           SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

9.5           CONFLICT. In the event of a conflict between (a) these by-laws and (b) the Plan or the Confirmation Order, the Plan or the Confirmation Order, as applicable, shall control to the extent of such conflict.

ARTICLE X

AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors at any meeting of the board, provided, however, that prior to the PharmAthene Allowed Claim Treatment Date (as such term is defined in the Plan), these by-laws may not be amended other than as permitted by the Plan Covenants (as such term is defined in the Plan).